Exhibit 99.1

Contact:
Rich Cockrell Vice President, Investor Relations 770/767/4500
MATRIA HEALTHCARE REPORTS FIRST QUARTER RESULTS
▪ Revenues & Earnings Exceed Estimates
          ▪ EPS from Continuing Operations Increased 44%
     Marietta, GA, April 26, 2007 — Matria Healthcare, Inc. (NASDAQ:MATR) today announced its financial results for the first quarter ended March 31, 2007.
     For all periods presented in this press release, Matria’s continuing operations include the Company’s disease management, wellness, productivity enhancement, maternity management, and informatics operations.
     Revenues for the first quarter of 2007 increased to $86.0 million, compared to $80.9 million reported during the first quarter of 2006. Excluding the effect of share-based compensation, earnings from continuing operations for the first quarter of 2007 increased 52% to $6.8 million, or $0.31 per diluted share, compared to $4.5 million, or $0.21 per diluted share, in the first quarter of 2006. Including the effect of share-based compensation expense, earnings from continuing operations for the first quarter of 2007 increased by 45% to $5.0 million, or $0.23 per diluted share, compared to $3.4 million, or $0.16 per diluted share, reported in the first quarter of 2006.
     Earnings before interest, taxes, depreciation and amortization (EBITDA), excluding the effect of share-based compensation, were $21.1 million for the first quarter of 2007, compared to $18.0 million reported in the first quarter of 2006.
     Disease management and wellness revenues for the first quarter of 2007 were $59.6 million, compared to $55.5 million reported in the first quarter of 2006. Maternity

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MATRIA HEALTHCARE REPORTS FIRST QUARTER RESULTS
April 26, 2007

management revenues for the first quarter of 2007 were $26.4 million, compared to $25.4 million reported in the first quarter of 2006. Revenues from the MaternaLink® business, the Company’s condition management services for high-risk pregnancies, were the principal component of the increase in the Company’s maternity management revenues.
     Parker H. “Pete” Petit, Chairman and CEO, stated, “We are pleased that our first quarter results exceeded our revenue and earnings estimates. At this point, we believe the revenue attrition experienced in 2006 following our acquisition of CorSolutions has begun to dissipate, which should result in improved revenue growth rates going forward. Additionally, we expect our operating earnings as a percent of revenues to increase in the second half of the year. This increase will be driven by a number of factors including our recognition of deferred revenues in the second half of the year from the large number of new contracts we implemented early in 2007. As important, the introduction of our new Physician-Patient Care Alerts product should have a significant positive impact on revenues and profits in the second half of the year.”
     The Company also announced that since its press release announcing new business on March 26, 2007, it has been awarded two new health enhancement accounts, two of its employer clients have purchased additional services, and two of its health plan clients have expanded their services to include additional administrative services only (ASO) clients. The estimated aggregate annualized value of the new and expanded awards totals approximately $4.1 million.
     “During the first quarter, we implemented in excess of 35 new or expanded accounts, and our sales pipeline remains very strong with health plan and employer opportunities,” said Richard M. Hassett, M.D., President and Chief Operating Officer. “In fact, the level of health plan activity now, including major revenue opportunities, is noteworthy in that it validates our business combination with CorSolutions.”
     The Company also reaffirmed its guidance for the second, third and fourth quarters of 2007, that was previously released on
February 22, 2007.
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MATRIA HEALTHCARE REPORTS FIRST QUARTER RESULTS
April 26, 2007

     A listen-only simulcast and replay of Matria Healthcare’s first quarter conference call will be available online at the Company’s website at www.matria.com or at www.fulldisclosure.com on April 27, 2007, beginning at 9:00 a.m. Eastern time.
ABOUT MATRIA HEALTHCARE
     Matria Healthcare is a leading provider of comprehensive health enhancement programs to health plans, employers and government agencies. Matria is dedicated to developing better educated, motivated and self-enabled healthcare consumers and supporting clinicians in managing the care of their patients. The Company manages major to chronic diseases and episodic conditions including diabetes, congestive heart failure, coronary artery disease, asthma, chronic obstructive pulmonary disease, high-risk obstetrics, cancer, musculoskeletal and chronic pain, depression, obesity, and other conditions. Matria delivers programs that address wellness, healthy living, productivity improvement and patient advocacy, and provides case management of acute and catastrophic conditions. Headquartered in Marietta, Georgia, Matria operates through nearly 50 offices around the United States. More information about Matria can be found online at www.matria.com.
SAFE HARBOR STATEMENT
     This press release contains forward-looking statements. Such statements include but are not limited to the Company’s quarterly financial expectations for fiscal year 2007, expected improvement in operating margin, the dissipation of revenue attrition related to the acquisition of CorSolutions, potential new and expanded business from the Company’s pipeline and new product introductions, growth of MaternaLink® revenues, growth of revenues related to Physician-Patient Care Alerts, the ability to recognize deferred revenues, the ability of the Company to convert sales pipeline opportunities into awards of business, the ability of the Company to convert awards of business into implemented contracts, the timing of contract implementation and the revenues to be derived from implemented awards, the continuing demand for the Company’s wellness and disease management programs, and the emerging business opportunity represented by the self-insured employers mid-market, and the expectation that the extensiveness of the health enhancement services sales cycle will benefit the Company. These statements are based on current information and belief, and are not guarantees of future performance. Among the important factors that could cause
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MATRIA HEALTHCARE REPORTS FIRST QUARTER RESULTS
April 26, 2007

actual results to differ materially from those indicated by such forward-looking statements include the Company’s inability to achieve its financial expectations, failure to lower operating expenses, continuing uncertainty among our existing and prospective customers regarding the CorSolutions acquisition, failure to meet contractual performance criteria necessary to recognize deferred revenues, failure to realize anticipated revenues from the sales pipeline, MaternaLink® or new product introductions, delays or problems in implementation of new disease management and wellness contracts, failure to convert awards of disease management business into implemented contracts or receiving lower than expected revenues therefrom, delays or problems in contract implementation, decreased employer and health plan interest in or demand for the Company’s wellness and disease management programs, failure of existing accounts to expand their use of the Company’s programs and services, decision of existing accounts to reduce the number of services provided or the population to which the services will be provided, changes in the legal or regulating landscape of the health enhancement industry developments in the healthcare industry, third-party actions over which Matria does not have control, regulatory requirements applicable to Matria’s business and the risk factors detailed from time to time in Matria’s periodic report and registration statements filed with the Securities and Exchange Commission, including Matria’s Annual Report on Form 10-K for the year ended December 31, 2006. By making these forward-looking statements, Matria does not undertake to update them in any manner except as may be required by Matria’s disclosure obligations in filings it makes with the Securities and Exchange Commission under the federal securities laws.
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MATRIA HEALTHCARE REPORTS FIRST QUARTER RESULTS
April 26, 2007

Matria Healthcare, Inc.
Unaudited Consolidated Condensed Statements of Operations
(Amounts in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2007	2006
Revenues	$86,024	$80,906

Cost of revenues	26,493	26,271
Selling and administrative expenses	43,164	39,961
Provision for doubtful accounts	1,219	852
Amortization of intangible assets	1,786	1,786

Operating earnings from continuing operations	13,362	12,036
Interest income (expense), net	(5,270)	(6,193)
Other income, net	323	105

Earnings from continuing operations before income taxes	8,415	5,948
Income tax expense	(3,454)	(2,532)

Earnings from continuing operations	4,961	3,416
Earnings (loss) from discontinued operations	(154)	1,507

Net earnings	$4,807	$4,923

Net earnings (loss) per common share:
Basic
Continuing Operations	$0.23	$0.16
Discontinued Operations	—	0.08

	$0.23	$0.24

Diluted
Continuing Operations	$0.23	$0.16
Discontinued Operations	(0.01)	0.07

	$0.22	$0.23

Weighted average shares outstanding:
Basic	21,307	20,869

Diluted	21,828	21,661

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MATRIA HEALTHCARE REPORTS FIRST QUARTER RESULTS
April 26, 2007

Matria Healthcare, Inc.
Unaudited Consolidated Condensed Balance Sheets
(Amounts in thousands)

	March 31,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$22,118	$19,839
Restricted cash	1,388	1,372
Trade accounts receivable, net	55,001	52,985
Prepaid expenses and other current assets	14,240	14,234
Deferred income taxes	18,684	8,087

Total current assets	111,431	96,517

Property and equipment, net	39,268	38,950
Goodwill, net	496,594	500,830
Other intangibles, net	54,105	55,891
Deferred income taxes	—	5,564
Other assets	11,991	13,621

	$713,389	$711,373

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current installments of long-term debt and obligations under capital leases	$12,526	$4,197
Accounts payable, principally trade	8,983	13,846
Unearned revenues	15,457	13,493
Other accrued liabilities	69,896	76,884

Total current liabilities	106,862	108,420

Long-term debt and obligations under capital leases,excluding current installments	266,231	275,938
Deferred tax liability	6,525	—
Other long-term liabilities	7,085	8,039

Total liabilities	386,703	392,397

Shareholders’ equity	326,686	318,976

	$713,389	$711,373

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MATRIA HEALTHCARE REPORTS FIRST QUARTER RESULTS
April 26, 2007

Matria Healthcare, Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures
(Amounts in thousands, except per share amounts)

	Three Month Ended
	March 31,
	2007	2006
Reconciliation of Operating Earnings from Continuing Operations As Reported to Operating Earnings from Continuing Operations Excluding Share-Based Compensation
operating earnings from continuing operations as reported	$13,362	$12,036
Add share-based compensation	2,709	1,451

Operating earnings from continuing operations excluding share-based compensation	$16,071	$13,487

Reconciliation of Earnings from Continuing Operations As Reported to Earnings from Continuing Operations Excluding Share-Based Compensation
Earnings from continuing operations as reported	$4,961	$3,416
Add share-based compensation, net of tax	1,825	1,041

Earnings from continuing operations excluding share-based compensation	$6,786	$4,457

Reconciliation of Earnings from Continuing Operations to EBITDA from Continuing Operations Excluding Share-Based Compensation
Earnings from continuing operations	$4,961	$3,416
Interest expense (income), net	5,270	6,193
Income tax expense	3,454	2,532
Depreciation and amortization	4,693	4,373

EBITDA	18,378	16,514
Share-based compensation	2,709	1,451

EBITDA excluding share-based compensation	$21,087	$17,965

Reconciliation of Diluted Earnings Per Common Share from Continuing Operations As Reported to Diluted Earnings Per Common Share from Continuing Operations Excluding Share-Based Compensation
Diluted earnings per common share as reported	$0.23	$0.16
Add share-based compensation, net of tax	0.08	0.05

Diluted earnings per common share excluding share-based compensation	$0.31	$0.21

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